UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2015

REGADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35953 (Commission File Number)	03-0422069 (IRS Employer Identification No.)

106 Allen Road, 4th Floor, Basking Ridge, New Jersey (Address of Principal Executive Offices)	07920 (Zip Code)

Registrant’s telephone number, including area code (908) 580-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger

On January 14, 2015, Regado Biosciences, Inc. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Tobira Therapeutics, Inc., a Delaware corporation (“Tobira”), a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapeutics to treat liver disease, human immunodeficiency virus, fibrosis and inflammation, Landmark Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Merger Sub”) and, solely with respect to Section 5.14 of the Merger Agreement, Brent Ahrens, as the agent of Tobira’s stockholders.

Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the Company’s stockholders and Tobira’s stockholders, the Merger Sub will be merged with and into Tobira (the “Merger”), with Tobira surviving the Merger as a wholly-owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger, but subject to the escrow provisions described below: (a) each outstanding share of Tobira’s common stock will be converted into and exchanged for the number of shares of the Company’s common stock (the “Company Common Stock”) equal to the exchange ratio described below; (b) each outstanding Tobira stock option will be assumed by the Company; and (c) certain warrants to acquire Tobira capital stock will be assumed by the Company.

Under the exchange ratio formula in the Merger Agreement, as of immediately after the Merger, but excluding the effect of any financing (as described below), the former Tobira securityholders are expected to own approximately 68% of the aggregate number of shares of the Company Common Stock, and the stockholders of the Company as of immediately prior to the Merger (the “Company Stockholders”) are expected to own approximately 32% of the aggregate number of shares of the Company Common Stock (on a fully diluted basis). This exchange ratio will be adjusted to the extent the Company’s net cash at closing is greater or less than $38 million.

Following the Merger, Tobira’s Chief Executive Officer, Laurent Fischer, M.D., will be the Company’s Chief Executive Officer, and the Company’s corporate headquarters will be relocated to 701 Gateway Blvd, Suite 300, South San Francisco, CA 94080. Additionally, following the Merger, the board of directors of the Company will consist of nine seats and will be comprised of six representatives of Tobira and three representatives of the Company, with the Company’s current chairman of the board of directors, Dennis Podlesak, continuing to act as chairman of the board of the Company following the Merger.

The Merger Agreement contains customary representations, warranties and covenants made by the Company and Tobira, including covenants relating to obtaining the requisite approvals of the stockholders of the Company and Tobira, indemnification of directors and officers, the Company’s and Tobira’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger and a covenant by the Company to, following the closing of the Merger, file a registration statement on Form S-3 to register the resale of the shares of Company Common Stock issued pursuant to the Merger Agreement.

The authorization and issuance of the shares of Company Common Stock in the Merger and in the financing described below, amendments of the Company charter related to changing the name of the Company and a potential five to one reverse stock split are subject to approval by the Company’s stockholders. The Merger is subject to other customary closing conditions, including, among other things, the accuracy of the representations and warranties, subject to certain materiality qualifications, compliance by the parties with their respective covenants and no law or order preventing the Merger and related transactions.

The Merger Agreement may be terminated by either party under certain circumstances, including, among others: (i) if the closing has not occurred by the six-month anniversary of the Merger Agreement; (ii) if a court or other governmental entity has issued a final and non-appealable order prohibiting the closing; (iii) if the Company’s or Tobira’s stockholders fail to approve the transaction; (iv) upon a material uncured breach by the other party that would result in a failure of the conditions to the closing; or (v) in the event of a material adverse event. Upon termination of the Merger Agreement for a party’s failure to obtain the approval of its stockholders, such party is obligated to pay the other party a termination fee of $1 million plus reimburse the other party’s fees and expenses up to $250,000. If such party enters into an agreement relating to an Acquisition Transaction (as defined in the Merger Agreement) or consummates an Acquisition Transaction within 12 months following a termination for the failure to obtain stockholder approval, such party is obligated to pay an additional $1 million to the other party. In addition, if the Merger Agreement is terminated due to certain breaches of the Merger Agreement, the breaching party is obligated to reimburse up to $250,000 of the other party’s fees and expenses.

Support Agreements

Concurrently with the execution of the Merger Agreement, officers, directors and certain Company Stockholders holding approximately 35.3% of the outstanding shares of the Company (including shares of its preferred stock on an as converted to common stock basis) entered into support agreements with Tobira relating to the Merger (the “Company Support Agreements”). The Company Support Agreements provide, among other things, that the parties to the Support Agreement will vote all of the shares of the Company held by them in favor of the issuance of the shares of the Company Common Stock in connection with the merger and the financing and the amendments to the Company’s certificate of incorporation contemplated by the Merger Agreement. In the event of a change in recommendation of the Company’s board of directors, only 95% of such stockholders shares would continue to be subject to the voting obligations set forth in the Company Support Agreements.

Concurrently with the execution of the Merger Agreement, certain officers and stockholders of Tobira entered into support agreements with the Company covering approximately 35.3% of the outstanding shares of Tobira (including shares of its preferred stock on an as converted to common stock basis) relating to the Merger (the “Tobira Support Agreements”). The Tobira Support Agreements provide, among other things, that the officers and stockholders party to the Support Agreement will vote 100% and 56.5%, respectively, of the shares of Tobira held by them in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement. In the event of a change in recommendation of the Company’s board of directors, only 95% of such stockholders shares would continue to be subject to the voting obligations set forth in the Company Support Agreements.

Financing

On January 14, 2015, the Company and certain stockholders of Tobira, including Domain Associates, Novo Ventures, Frazier Healthcare, Montreux Equity Partners and Canaan Partners, (the “Investors”) entered into an Equity Commitment Letter (the “Commitment Letter”). Pursuant to the Commitment Letter, the Investors have agreed to purchase up to $22 million in shares of the Company Common Stock prior to or immediately following the closing of the Merger (the “Financing”) at a share price equal to a minimum of the Company’s net cash at closing divided by the Company’s fully diluted shares (but excluding any securities that are out of the money). Under the terms of the Commitment Letter, the Financing will be made pursuant to a securities purchase agreement and such other agreements as may be negotiated by the parties prior to the closing of the Merger. Those agreements will include terms that are consistent with the provisions of the Commitment Letter and shall provide certain registration rights to the Investors with respect to the shares of common stock issued in connection with the Financing. The Investors may, subject to certain conditions set forth in the Merger Agreement, invest up to $13 million in Tobira prior to the closing of the Merger, and the maximum amount of the Financing would be reduced by the amount of such pre-closing investment and the amount by which the Company’s net cash at closing exceeds $38 million.

After the final closing of the Financing contemplated by the Commitment Letter, assuming the Company’s net cash is equal to $38 million, it is expected that the Tobira stockholders, Company Stockholders and Investors will own approximately 57%, 27% and 16% of the aggregate number of shares of the Company Common Stock, respectively. The Financing will be accomplished in a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the rules promulgated thereunder. While the Investors are obligated to fund the contemplated Financing, the parties may agree to allow third party accredited investors to fulfill a portion or all of the funding obligations of the Investors. The Company intends to use the proceeds from the Financing for working capital and general corporate purposes.

Reverse Stock Split

The Merger Agreement contemplates that the Company will seek approval from its stockholders to effect a five to one reverse stock split intended to increase its trading price to above the minimum requirements of NASDAQ for allowing the Company to remain listed following the transaction. Whether the Company will remain listed following the transaction depends on whether the Company will satisfy all of the applicable NASDAQ requirements for listing.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, officers, directors and certain Company Stockholders holding approximately (including shares of its preferred stock on an as converted to common stock basis) of the outstanding shares of the Company (including shares of its preferred stock on an as converted to common stock basis) entered into lock-up agreements with the Company pursuant to which they have agreed to certain trades restrictions on all of the shares beneficially owned by them for the 90 day period following the closing of the Merger.

In addition, concurrently with the execution of the Merger Agreement, certain officers and stockholders of Tobira entered into lock-up agreements covering approximately 28.9% of the outstanding shares of Tobira (including shares of its preferred stock on an as converted to common stock basis) with the Company that provide, among other things, that all of the shares beneficially owned by such officers and approximately 30.1% of the shares beneficially owned by such stockholders will be subject to certain trade restrictions for the 90 day period following the closing of the Merger.

Escrow Agreement

At the closing, 10% of the shares of the Company Common Stock that would otherwise be issuable to the holders of Tobira capital stock (excluding those shareholders who acquired their securities as part of the Financing) will be placed in an escrow fund to secure the indemnification obligations set forth in the Merger Agreement. Subject to any shares held back in connection with any indemnification claim, the shares will be released from the escrow fund on the 12 month anniversary of the closing of the Merger.

The foregoing description of the Merger Agreement, Support Agreements, Lock-Up Agreements, and the Commitment Letter is not complete and is qualified in its entirety by reference to the Merger Agreement, the Form of Parent Support Agreement, the Form of Company Support Agreement, the Form of Lock-Up Agreement and the Commitment Letter which are filed hereto as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Other

The Merger Agreement has been included to provide Company Stockholders with information regarding its terms. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by the parties in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties contained in the Merger Agreement were made as of a specified date; may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement; and may be subject to contractual standards of materiality different from what might be viewed as material to Company Stockholders. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with each other and other information regarding the Company.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Merger, the Company will issue shares of Company Common Stock. The number of shares to be issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

In addition, pursuant to the Commitment Letter, the Company will issue shares of Company Common Stock in connection with the post-Merger financing contemplated thereby. The number of shares to be issued, the nature of the transaction and the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02.

The shares to be issued by the Company in the Merger and in the Financing will be issued in a private placement exempt from registration under Section 4(a)(2) of the Act and Rule 506(b) of Regulation D, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

Item 5.01	Changes in Control of Registrant.

The completion of the Merger and the Financing will constitute a change in control of the Company. Both the Merger and the Financing are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Merger Agreement provides that at and immediately after the effective time of the Merger, the officers of the Company will include Laurent Fischer, M.D., the current chief executive officer of Tobira, Christopher Peetz, the current chief financial officer of Tobira, and the other current officers of Tobira. Upon completion of the Merger, Laurent Fischer, M.D. will assume the role of Principal Executive Officer of the Company and the duties of Principal Financial and Accounting Officer will be performed by Christopher Peetz.

        Laurent Fischer, M.D. has served as a member of our Tobira’s board of directors since April 2009 and as Chief Executive Officer since March 2014. Prior to joining Tobira full time he was Chairman and Chief Executive Officer of Jennerex, Inc. (now part of SillaJen, Inc.), a private, clinical-stage biotherapeutics company focused on oncolytic immunotherapy products for cancer, which he joined in 2012. Prior to Jennerex, Dr. Fischer was President and CEO of Ocera Therapeutics, Inc., a privately held, clinical-stage biopharmaceutical company focused on the development and commercialization of therapeutics for gastrointestinal and liver diseases, since 2005. Prior to Ocera, Dr. Fischer was President and CEO of life sciences company Auxeris Therapeutics, Inc. from 2003 to 2005 and President and COO of technology company RXCentric.com, Inc. (now part of Allscripts Healthcare Solutions, Inc.) from 1999 to 2000 and Chief Medical Officer and Vice President of Corporate Development of medication management company MedVantx from 2001 to 2003. Dr. Fischer served as Senior Vice President of the Global Virology Franchise at Dupont Pharmaceuticals/Dupont-Merck from 1997 to 1999. From 1995 to 1997, Dr. Fischer served as Medical Director for the Virology Group at healthcare company Hoffman-LaRoche, Ltd. Dr. Fischer received a Medical Degree from the University of Geneva and received a Doctorate in Medicine from the Geneva Medical School, Switzerland.

Christopher Peetz has served as Tobira’s Chief Financial Officer and head of corporate development since March 2014. Prior to joining Tobira, Mr. Peetz was Vice President, Finance & Corporate Development at Jennerex, Inc. (now part of SillaJen, Inc.), which he joined in 2012. Prior to Jennerex, Mr. Peetz served in a variety of roles at biopharmaceutical company Onyx Pharmaceuticals, Inc. (now part of Amgen USA Inc.), most recently as Senior Director, Marketing from 2011 to 2012, as Senior Director, Corporate Development & Strategy from 2010 to 2011, as Director, Strategic Planning from 2008 to 2010 and as Director, Finance from 2007 to 2008. Prior to Onyx Pharmaceuticals, Inc., Mr. Peetz provided merger and acquisition advisory services at LaSalle Corporate Finance, a part of ABN AMRO Bank N.V., and held positions at biopharmaceutical company Abgenix, Inc. (now part of Amgen USA Inc.) and biotechnology company Solazyme, Inc. Mr. Peetz received a B.S.B.A. from Washington University in St. Louis and received an M.B.A. from Stanford Graduate School of Business.

Additionally, following the Merger, the board of directors of the Company will consist of nine seats and will be comprised of six representatives of Tobira, including and three representatives of the Company, with the Company’s current chairman of the board, Dennis Podlesak, continuing to act as chairman of the board of the Company following the Merger.

Additional	Information and Where to Find It

In connection with the Merger, the Company plans to file with the SEC a proxy statement of the Company, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement and other filings containing information about the Company and Tobira may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.regadobiosciences.com under the heading “Investors / SEC Filings.”

The Company and Tobira and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and Tobira’s stockholders in connection with the Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement regarding the Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of January 14, 2015, by and among Regado Biosciences, Inc., Tobira Therapeutics, Inc., Landmark Merger Sub Inc. and Brent Ahrens, as the Tobira stockholders’ Agent

10.1	Form of Parent Support Agreement, by and between Tobira Therapeutics and each of the parties named in each agreement therein

10.2	Form of Company Support Agreement, by and between Regado Biosciences, Inc. and each of the parties named in each agreement therein

10.3	Form of Lock-Up Agreement, dated as of January 14, 2015, by and among Regado Biosciences, Inc. and each of the parties named in each agreement therein

10.4	Equity Commitment Letter, dated as of January 14, 2015, by and among Regado Biosciences, Inc. and the parties named therein

*	All schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGADO BIOSCIENCES, INC.

By:	/s/ Michael A. Metzger
Name: Title:	Michael A. Metzger Chief Executive Officer, President and Chief Operating Officer

Date: January 14, 2015

REGADO BIOSCIENCES, INC.

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of January 14, 2015, by and among Regado Biosciences, Inc., Tobira Therapeutics, Inc., Landmark Merger Sub Inc. and Brent Ahrens, as the Tobira stockholders’ Agent

10.1	Form of Parent Support Agreement, by and between Tobira Therapeutics and each of the parties named in each agreement therein

10.2	Form of Company Support Agreement, by and between Regado Biosciences, Inc. and each of the parties named in each agreement therein

10.3	Form of Lock-Up Agreement, dated as of January 14, 2015, by and among Regado Biosciences, Inc. and each of the parties named in each agreement therein

10.4	Equity Commitment Letter, dated as of January 14, 2015, by and among Regado Biosciences, Inc. and the parties named therein

*	All schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.